Exhibit 10.56

FIFTH AMENDMENT TO LEASE

This Fifth Amendment to Lease is effective as of March 1, 2010 (“Amendment”) by and between T-C STONECREST LLC, a Delaware limited liability company (“Landlord”) and BUMBLE BEE FOODS, LLC, a Delaware limited liability company (“Tenant”).

RECITALS:

A. Pursuant to that certain Standard Form Modified Gross Office Lease dated December 20, 2001, executed by Pacific Oceanside Holdings, L.P., a California limited partnership as landlord and Conagra Foods, Inc., a Delaware corporation as tenant (“Original Lease”), as amended by the First Amendment to Lease dated February 21, 2003, the Second Amendment to Lease dated April 24, 2003, the Assignment and Assumption Agreement dated May 19, 2003 and Landlord Consent dated May 15, 2003, the Third Amendment to Conagra Lease/Fifth Amendment to Bank of California Lease dated September 27, 2006 and the Fourth Amendment to Conagra Lease dated October 24, 2007 (collectively the “Lease”), Landlord is the successor Landlord and Tenant is the successor Tenant for the following suites in the building located at 9655 Granite Ridge Drive, San Diego, California 92123: Suites 100, 120, 200, 245, 250 and 260 (collectively the “9655 Premises”).

B. Landlord and Tenant desire to supplement the Lease to include Suite 205 in the building located at 9665 Granite Ridge Road, San Diego, California (“Suite 205”), provided that the leasing of Suite 205 shall be on a month-to-month basis upon the rent and other terms described herein.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1. Definitions. All capitalized terms and phrases not otherwise defined herein shall have the meanings set forth in the Lease.

2. Premises. As of the date hereof, the Premises occupied by Tenant shall consist of the 9655 Premises and Suite 205.

3. Suite 205 Lease Term. Tenant’s occupancy of Suite 205 shall commence on March 1, 2010 and be on a month-to-month basis, terminable by either party upon at least fourteen (14) days prior written notice to the other party.

4. Suite 205 Basic Monthly Rent. The Basic Monthly Rent for Suite 205 shall be $1,168.00 per month. Such Basic Monthly Rent shall be payable in advance, without deduction, set off, prior notice or demand, on or before the first calendar month of the term, with the first month’s Basic Rent payable upon Tenant’s execution of this Amendment.

5. Suite 205 As Is Condition. Tenant acknowledges and agrees that Tenant has accepted occupancy of Suite 205 in its “as is” condition and repair, provided further that Landlord has no obligation or liability to make or perform any repairs to Suite 205, notwithstanding any provisions in the Lease to the contrary.

6. Suite 205 Utilities. Tenant will pay when due all bills for gas, water, electricity and other utilities used on Suite 205.

7. No Suite 205 Parking Rights. Notwithstanding any terms in the Lease to the contrary, Tenant shall not be entitled to any additional parking rights as a result of Tenant’s lease of Suite 205.

8. Brokerage Commission. Each party represents and warrants that no brokers are involved in this transaction. Tenant will protect, defend, indemnify, and hold Landlord harmless from any brokerage commission or finder’s fee in connection with the consummation of this Amendment, and from any other cost or expense (including attorneys’ fees) incurred by Landlord in connection with any claim for any brokerage commission or finder’s fee in connection with this Amendment. The provisions of this Section 8 shall survive the expiration or earlier termination of the Lease, as amended.

9. 9655 Premises. No provision in this Amendment shall modify or amend the provisions of the Lease with respect to the 9655 Premises, including, without limitation, those provisions relating to Lease Term, Basic Monthly Rent, Operating Costs, and parking, which shall remain in full force and effect.

10. Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which may be executed by one or more of the parties hereto, with the same force and effect as though all parties who executed such counterparts had executed but one instrument.

11. No Other Changes. The Lease, as amended by this Amendment, remains in full force and effect.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

LANDLORD:

T-C STONECREST, LLC, a Delaware limited liability company

By:	/s/ Robert E. Niendorf
Name:	Robert E. Niendorf
Title:	Director

TENANT:

BUMBLE BEE FOODS, LLC, a Delaware limited liability company

By:	/s/ Kent McNeil
Name:	Kent McNeil
Title: